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                                                  April 20, 1996



Board of Directors
West Coast Bancorp
5335 S.W. Meadows Road
 Suite 201
Lake Oswego, Oregon  97035

         RE:      ISSUANCE OF SECURITIES BY WEST COAST BANCORP IN
                  CONNECTION WITH THE ACQUISITION OF SHARES OF
                  VANCOUVER BANCORP

Gentlemen:

         We are acting as counsel for West Coast Bancorp, an Oregon bank holding company ("WCB"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a maximum of 757,000 shares of common stock of WCB, no par value per share (the "Shares"). A Registration Statement on Form S-4 (the "Registration Statement") is being filed under the Act with respect to the offering of the Shares pursuant to the proposed acquisition of Vancouver Bancorp, a Washington bank holding company ("VB").

         In connection with the offering of the Shares, we have examined: (a) the Plan and Agreement of Reorganization and Merger between WCB, HB Acquisition Corporation and VB dated as of February 15, 1996 (the "Agreement"), attached as Appendix A to the Prospectus/Proxy Statement, included in the Registration Statement; (b) the Registration Statement; and (c) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of WCB.

         Based and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Agreement after the Registration Statement has become effective under the Act, will be legally issued under the laws of the State of Oregon and will be fully paid and nonassessable.


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Board of Directors
April 20, 1996
Page 2

         Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. In giving this consent, we do not admit that we are experts within the meaning of the Act.

         This opinion has been prepared solely for your use in connection with the Registration Statement and, in that regard, may also be relied upon by the shareholders of VB.

                                           Very truly yours,

                                           GRAHAM & DUNN


                                           /s/ Graham & Dunn